Amendment #3 To

DEBT CONVERSION AGREEMENT

This Agreement (the “Amendment Agreement”) is an amendment to the Debt Conversion Agreement dated the 25th day of March, 2013 (“Conversion Agreement”), by and between KOPIN CORPORATION ("Holder"), and VUZIX CORPORATION, a Delaware corporation ("Company").

In consideration of the mutual covenants and agreements contained herein and in the Debt Conversion Agreement, the parties agree to amend the Conversion Agreement effective immediately as follows:

1.	Paragraph 6 (a) of the Conversion Agreement currently provides that:

6 (a) At the option of any party in the event that the Debt Conversion has not occurred by June 30, 2013 and such delay was not as a result of any breach of this Agreement by the terminating party;

The Conversion Agreement Paragraph 6 (a) is hereby amended to state:

6 (a) At the option of any party in the event that the Debt Conversion has not occurred by August 31 ~~June 30~~, 2013 and such delay was not as a result of any breach of this Agreement by the terminating party;

2.	All other provisions and terms making reference to or subject to the approval of the TSX Venture Exchange (“TSXV”) shall be deleted and removed from the Conversion Agreement and any amendments there to.

3.	All other provisions and terms of the Conversion/Exchange Agreement and any amendments thereto shall remain the in effect in accordance with their original terms.

EXECUTED on this 29th day of July 2013.

Company: Vuzix Corporation		Holder: Kopin Corporation

By:	/s/ Paul Travers	By:	/s/ Richard Sneider
Name:	Paul Travers	Name:	Richard Sneider
Title:	President & CEO	Title:	CFO